As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-3155788
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John J. Suydam, Esq.

Chief Legal Officer

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Gregory A. Ezring, Esq.

Christodoulos Kaoutzanis, Esq.

Tracey A. Zaccone, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (if none write N/A)	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Apollo Asset Management, Inc.	Delaware	20-8880053	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings I, L.P.	Cayman Islands	26-0476747	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings II, L.P.	Cayman Islands	20-8865552	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings III, L.P.	Cayman Islands	98-0541995	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings IV, L.P.	Cayman Islands	98-0541996	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings V, L.P.	Cayman Islands	26-3239713	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings VI, L.P.	Cayman Islands	26-3240574	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings VII, L.P.	Cayman Islands	98-0592493	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings VIII, L.P.	Cayman Islands	98-0614719	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings IX, L.P.	Cayman Islands	98-0614716	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings X, L.P.	Cayman Islands	98-1218676	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Principal Holdings XII, L.P.	Cayman Islands	98-1353176	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
AMH Holdings (Cayman), L.P.	Cayman Islands	98-1077143	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200
Apollo Management Holdings, L.P.	Delaware	N/A	9 West 57th Street, 42nd Floor, New York, NY 10019	212-515-3200

PROSPECTUS

Apollo Global Management, Inc.

Debt Securities; Guarantees; Common Stock; Preferred Stock; Depositary Shares; Warrants; Subscriptions Rights; Purchase Contracts; Purchase Units

This prospectus contains a general description of the securities which may be offered for sale by us or by the selling stockholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. If required, the prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 35 in this prospectus.

Shares of our common stock (“Common Stock”) are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “APO.”

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page 8 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2023.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any of the following securities, in one or more series, up to an indeterminable total dollar amount:

•	debt securities, which may be guaranteed by one or more of our subsidiaries;

•	shares of Common Stock;

•	shares of preferred stock (the “Preferred Stock”);

•	depositary shares;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	purchase units.

In addition, the selling stockholders may offer and sell shares of our Common Stock from time to time. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will, if applicable, also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling stockholders directly or through dealers, brokers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and the selling stockholders reserve the sole right to accept and, together with any agents, brokers, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, brokers, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, brokers, dealers or agents, together with the terms of the offering, the compensation of any underwriters, brokers, dealers or agents and the net proceeds to us or the selling stockholders.

Any underwriters, brokers, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information included in or incorporated by reference in this prospectus relating to the funds we manage, prospective security holders should bear in mind that the performance of the funds we manage is not indicative of the possible performance of our securities. Our performance and the performance of the funds we manage are also not necessarily indicative of future results and there can be no assurance that we or the funds we manage will continue to achieve, or in the future will achieve, comparable results.

In addition, an investment in our securities is not an investment in any of the Apollo funds, and the assets and revenues of the funds we manage are not directly available to us. This prospectus is solely an offer with respect to our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

When used in this prospectus, references to “AGM” “we,” “us,” “our,” and the “Company” are references to Apollo Global Management, Inc. and references to “Apollo” are references to Apollo Global Management, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents previously filed by us with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof deemed furnished in accordance with SEC rules, including under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023 (the “2022 10-K”) (including “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934”, as set forth in Exhibit 4.1 filed thereto); and

•	Item 5.02 of our Current Report on Form 8-K filed with the SEC on February 22, 2023 and our Current Report on Form 8-K filed with the SEC on April 14, 2023.

In addition, all documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Telephone: (212) 515-3200

You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as described above or elsewhere in this prospectus, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement on Form S-3 and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

You may inspect and obtain these reports and other information without charge at the website maintained by the SEC. The address of this website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You can inspect and obtain them without charge at the SEC’s website. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.apollo.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to invest in our securities.

We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities other than the securities to which it relates, or an offer of, or an invitation to purchase, these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, discussions related to AGM’s expectations regarding the performance of its business, liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “should,” “might,” “target,” “project,” “plan,” “seek,” “continue” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, the ability of Athene Holding Ltd. (“AHL”) to maintain or improve financial strength ratings, the impact of AHL’s reinsurers failing to meet their assumed obligations, AHL’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the factors described in our 2022 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in our other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

THE REGISTRANTS

Apollo is a high-growth, global alternative asset manager and a retirement services provider. Apollo conducts its business primarily in the United States through the following three reportable segments: Asset Management, Retirement Services and Principal Investing. These business segments are differentiated based on the investment services they provide as well as varying investing strategies.

Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.apollo.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Apollo Asset Management, Inc. is a direct subsidiary of AGM.

Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XII, L.P., AMH Holdings (Cayman), L.P., and Apollo Management Holdings, L.P. are indirect subsidiaries of AGM.

SUMMARIZED FINANCIAL INFORMATION

The debt securities described in this prospectus will be issued by Apollo Global Management, Inc. and may be fully and unconditionally guaranteed by the additional registrants (the “guarantor subsidiaries”). Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The other subsidiaries of the Company (the “non-guarantor subsidiaries”) are not registering guarantees of the Company’s debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the guarantor subsidiaries may offer, see the information under the headings “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The following tables present summarized financial information of Apollo Global Management, Inc., as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis after elimination of intercompany transactions and balances within the guarantor subsidiaries and equity in the earnings from and investments in any non-guarantor subsidiary. As used herein, “obligor group” means Apollo Global Management, Inc., as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under SEC Regulation S-X for the obligor group and is not intended to present the financial position or results of operations of the obligor group in accordance with generally accepted accounting principles as such principles are in effect in the United States.

December 31, 2022
Summarized Statement of Financial Condition
Current assets, less receivables from non-guarantor subsidiaries	1,911
Noncurrent assets	6,828
Due from related parties, excluding non-guarantor subsidiaries	499
Current liabilities, less payables to non-guarantor subsidiaries	533
Noncurrent liabilities	5,220
Due to related parties, excluding non-guarantor subsidiaries	123
Redeemable preferred stock	554
Noncontrolling interests	6

Year ended December 31, 2022
Summarized Statement of Operations
Revenues	2,842
Net income	913
Net income attributable to obligor group	855

The following are transactions of the obligor group with non-guarantor subsidiaries for the year ended December 31, 2022 (in millions):

Due from non-guarantor subsidiaries	185
Due to non-guarantor subsidiaries	151
Intercompany revenue	764
Intercompany other income (loss)	770

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in the 2022 10-K, and the various risk factors incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the SEC in the future. If any of these risks were to occur, the Company’s business, financial condition or operating results could be harmed, which may reduce our ability to pay dividends on or redeem shares of our capital stock. In addition, the trading price of our securities may be adversely affected. You may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of shares of our Common Stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

Our debt securities may be issued from time to time in one or more series and may be guaranteed by one or more of our subsidiaries. The senior debt securities will be issued from time to time in series under an indenture between us, one or more guarantors, if any, and a trustee named therein, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into between us, one or more guarantors, if any, and a trustee named therein, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with GAAP (as defined herein);

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, the Company will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Company pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of debt securities, or of debt securities of a particular series, and of transfers of debt securities or of debt securities of such series.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of such series to recognize income, gain or loss for U.S. Federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, such opinion of counsel must be based on a change in U.S. Federal income tax law or a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the Company or any guarantor, and the assumption by such successor of the Company’s or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the Company or any guarantor, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security;

(10) to secure any series of debt securities;

(11) to add guarantors in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5) amend or modify the terms of any guarantees in a manner adverse to the holders.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

The Trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF GUARANTEES

Certain of our subsidiaries named as additional registrants in this registration statement may fully and unconditionally guarantee, on a senior or subordinated, secured or unsecured basis, the Company’s obligations under the debt securities, on a joint and several basis, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the terms of our capital stock. This description is a summary only and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), and our amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws (the “bylaws”), which are incorporated by reference in this prospectus.

General

Our certificate of incorporation authorizes 100,000,000,000 shares, which is divided into two classes as follows:

•	90,000,000,000 shares of Common Stock, par value of $0.00001 per share; and

•	10,000,000,000 shares of Preferred Stock, par value of $0.00001 per share, which may be designated from time to time in accordance with our certificate of incorporation.

Common Stock

Economic Rights

Dividends. Subject to preferences that apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock (the “Common Stockholders”) are entitled to receive dividends out of funds legally available therefor if our board of directors, in its sole discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation. If we become subject to an event giving rise to our dissolution, the assets legally available for distribution to our stockholders would be distributable ratably among the Common Stockholders and any participating Preferred Stock outstanding at that time ranking on parity with our Common Stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of our Preferred Stock.

Voting Rights

Except as required by the DGCL or as expressly otherwise provided in our certificate of incorporation, each Common Stockholder is entitled to vote on any matter submitted to our stockholders generally. Each holder of a share of our Common Stock is entitled, in respect of each share of our Common Stock that is outstanding in his, her or its name on our books, to one vote on all matters on which Common Stockholders are entitled to vote. Common Stockholders have no voting, approval or consent rights in respect of any amendments to our certificate of incorporation (including any certificate of designation relating to any series of our Preferred Stock) that relates solely to the terms of one or more outstanding series of our Preferred Stock on which the holders of such affected series of our Preferred Stock are entitled to vote.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our Common Stock, may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock entitled to vote thereon.

No Preemptive or Similar Rights

Our shares of Common Stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of our Preferred Stock, for one or more series of our Preferred Stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of our Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of our Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of our Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of our Preferred Stock. Our board of directors may authorize the issuance of our Preferred Stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the Common Stockholders. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of us and might adversely affect the market price of our Common Stock.

There are no shares of our Preferred Stock outstanding.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE which would apply so long as the shares of our Common Stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of our Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital and to facilitate acquisitions and employee benefit plans.

Our board of directors may generally issue shares of one or more series of Preferred Stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of authorized and unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Business Combinations

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds (66 2/3)% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the board of directors prior to becoming and interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election of Directors

Directors are elected at an annual meeting of our stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to any director elected by holders of Preferred Stock, in an uncontested election, directors will be elected by a majority of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. In a contested election, directors are elected by a plurality of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. However, if a director is not re-elected by a majority of the votes cast, such director shall offer to tender his or her resignation to our board of directors and the Nominating and Corporate Governance Committee of the board of directors will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. In this case, the board of directors (excluding the director tendering his or her resignation) will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the whole board of directors (other than a director elected by holders of Preferred Stock) may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and any full voting Preferred Stock entitled to vote thereon, voting together as a class.

Vacancies; Newly Created Directorships

In addition, our certificate of incorporation also provides that, subject to the terms and conditions of our Stockholders Agreement (as defined below) and the rights granted to one or more series of our Preferred Stock then outstanding, any vacancies on our board of directors may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Our certificate of incorporation further provides that, subject to the rights granted to one or more series of our Preferred Stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office, provided that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

Requirements for Advance Notification of Stockholder Proposals and Nominations; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to our board of directors. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow our board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our Company.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions), provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For purposes of this provision, the period of time that a stockholder is deemed to have continuously owned shares of Common Stock is generally deemed to include any period during which the stockholder held Common Shares of AHL converted into such shares, Apollo Operating Group units exchanged for such shares or Class A Shares of Apollo Asset Management, Inc. (“AAM”) converted into such shares (or any Class A Common Shares of Apollo Global Management, LLC that were converted into such AAM Class A Shares as a result of Apollo Global Management, LLC’s conversion to AGM).

Special Stockholder Meetings

Our certificate of incorporation provides that, subject to the rights of the holders of any series of our Preferred Stock, special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or by our secretary upon proper written request in accordance with the procedures set forth in our bylaws of stockholders who beneficially own 25% or more of the voting power of the outstanding shares of our Common Stock.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not permit our common stockholders to act by written consent lieu of a meeting of stockholders.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”)will, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i) any derivative action or proceeding brought on our behalf;

(ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;

(iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery; or

(iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Stockholders Agreement

On January 1, 2022, AGM entered into a Stockholders Agreement with Leon D. Black, Marc J. Rowan, Joshua J. Harris (collectively, the “Former Managing Partners”) and certain affiliates of the Former Managing Partners (the “Stockholders Agreement”). The Stockholders Agreement provides, among other things:

•

AGM will nominate each Former Managing Partner (or his designee, as applicable) as part of the director slate of the AGM board of directors (the “Board”), for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of AGM Common Stock (the “Ownership Threshold”);

•

each Former Managing Partner (or his designee, as applicable), will, if requested by the Board, resign from the Board in the event that such Former Managing Partner no longer meets the Ownership Threshold;

•

each Former Managing Partner, together with the members of his family group, agrees to vote all of his or their respective shares of AGM Common Stock in favor of the election of the other Former Managing Partners (or their designees, as applicable);

•

AGM will recommend that its stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and AGM will otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Board, if necessary);

•	each Former Managing Partner (but not his designee) will be entitled to a seat on the executive committee of the Board so long as such Former Managing Partner serves on the Board;

•	AGM will not make any non-pro rata distributions or payments to any Former Managing Partners without the consent of the other Former Managing Partners;

•

each Former Managing Partner and AGM agree not to take actions inconsistent with the terms of the Stockholders Agreement or in a manner that is discriminatory as to one or more of the Former Managing Partners, and will agree to oppose any such actions if proposed by others;

•

each Former Managing Partner will have customary information rights regarding AGM’s business, so long as such Former Managing Partner, together with the members of his family group, meets an ownership threshold equal to 50% of the Ownership Threshold; and

•

each Former Managing Partner will be entitled to the use of office space at AGM’s offices and administrative and logistics support provided by AGM; provided, that such Former Managing Partner continues to (a) provide services to AGM (other than as a member of the Board), (b) serve on the executive committee of the Board or (c) serve as the chairman of the Board or of any committee of the Board.

The Stockholders Agreement also grants to each Former Managing Partner (and his permitted transferees) the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, shares of Common Stock held or acquired by them. Under the Stockholders Agreement, each Former Managing Partner (and his permitted transferees) (i) has “demand” registration rights that require AGM to register under the Securities Act the shares of Common Stock that he holds or acquires, (ii) may require AGM to make available registration statements permitting sales of shares of Common Stock he holds or acquires in the market from time to time over an extended period and (iii) has the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each Former Managing Partner (and his permitted transferees, together with certain related parties) against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of Common Stock, unless such liability arose from the holder’s misstatement or omission, and each Former Managing Partner (and his permitted transferees) has agreed to indemnify AGM against all losses caused by his (or their) misstatements or omissions.

Listing

Our shares of Common Stock are listed on the NYSE under the symbol “APO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and our Preferred Stock is American Stock Transfer & Trust Company.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of Preferred Stock which are called depositary shares. We will deposit the series of Preferred Stock which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the shares of Preferred Stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the shares of Preferred Stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the Preferred Stock.

While the deposit agreement relating to a particular series of Preferred Stock may have provisions applicable solely to that series of Preferred Stock, all deposit agreements relating to shares of Preferred Stock we issue will include the following provisions.

Distributions

Each time we pay a cash distribution with regard to shares of Preferred Stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of Preferred Stock an amount equal to the distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of Preferred Stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of Preferred Stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of Preferred Stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of Preferred Stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of Preferred Stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of Preferred Stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Preferred Stock (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of Preferred Stock are convertible into shares of Common Stock or other of our securities or property, holders of depositary shares relating to that series of Preferred Stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of shares of Preferred Stock (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the shares of Preferred Stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of Preferred Stock to which they relate, except as required to comply with law. We may terminate the deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of the deposit agreement, the depositary will make the whole or fractional shares of Preferred Stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. The deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up

Miscellaneous

There will be provisions in the deposit agreement: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of Preferred Stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue each series of warrants under separate warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Warrants

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity or debt securities and is not entitled to any payments on any equity or debt securities issuable upon exercise of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of Common Stock, shares of Preferred Stock or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of Common Stock, share of Preferred Stock or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each share of Common Stock, share of Preferred Stock or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. Federal income tax consequences applicable to the purchase contracts and purchase units.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or any selling stockholders may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling stockholders may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of securities by underwriters, brokers or dealers;

•	sell securities short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.

We or any selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of Common Stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In some instances, we or the selling stockholders may provide a prospectus supplement in connection with certain sales of securities. The prospectus supplement will name any underwriter, dealer or agent involved in such offer and sale of the securities and will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of Common Stock under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

There is currently no market for any of the offered securities, other than the shares of Common Stock which are listed on the NYSE. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

If underwriters or dealers are used in the sale of securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering, the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP, Cayman Islands.

EXPERTS

The financial statements incorporated by reference in this prospectus from Apollo Global Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Apollo Global Management, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference to Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates.

Listing Fee—New York Stock Exchange	$	**
Fees and Expenses of Counsel		**
Printing Expenses		**
FINRA Expenses		**
Fees and Expenses of Trustee		**
Fees and Expenses of Accountants		**
Filing Fee—Securities and Exchange Commission		*

Total	$	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware

Apollo Global Management, Inc. and Apollo Asset Management, Inc.

Apollo Global Management, Inc. and Apollo Asset Management, Inc. (“AAM”) are incorporated under the laws of Delaware.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation shall have the power to indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Under Section 145(c) of the DGCL, present and former directors, and certain present and former officers, that have been successful on the merits or otherwise in defense of any action, suit or proceeding referenced in Section 145(a) or 145(b) of the DGCL, or in defense of any claim, issue or matter therein, are entitled to mandatory indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. The AGM and AAM certificates of incorporation provide that, to the fullest extent permitted by applicable law, a director will not be liable to AGM or AAM or the stockholders of AGM or AAM for monetary damages for breach of fiduciary duty as a director. In addition, the AGM and AAM certificates of incorporation also provide that AGM and AAM will indemnify each director and officer and may indemnify employees and agents, as determined by the AGM or AAM board of directors, respectively, to the fullest extent permitted by the laws of the State of Delaware. Furthermore, the AGM and AAM certificates of incorporation obligate them to advance expenses (including legal fees and expenses) incurred by the AGM and AAM directors and officers, respectively, in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding prior to a final and non-appealable determination that such indemnitee is not entitled to be indemnified upon receipt of an undertaking by or on behalf of such indemnitee to repay such amount if it ultimately shall be determined that the indemnitee is not entitled to be indemnified (except that AGM and AAM shall not be obligated to advance any such expenses to an indemnitee in connection with any action, suit or proceeding or part thereof commenced by such indemnitee unless the commencement thereof by such indemnitee was authorized by the AGM or AAM board of directors, respectively).

Section 102 of the DGCL permits the limitation of directors’ and officers’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer except for (i) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, and (iv) any transaction from which the director or officer derived an improper personal benefit.

The foregoing statements are subject to the detailed provisions of Sections 102 and 145 of the DGCL and the AGM and AAM certificates of incorporation and bylaws.

Reference is made to Item 17 for the undertakings by AGM and AAM with respect to indemnification for liabilities arising under the Securities Act.

AGM and AAM currently maintain insurance which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by AGM or AAM directors and officers, respectively, in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of AGM or AAM, respectively.

AGM and AAM are parties to an indemnification agreement with each of their executive officers and directors, respectively, that provides, in general, that AGM and AAM will indemnify them to the fullest extent permitted by law in connection with their service to AGM or AAM or on AGM’s or AAM’s behalf, respectively, and advance expenses incurred by them in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding in a manner consistent with the advancement rights provided under the AGM and AAM certificates of incorporation, respectively.

AGM has agreed to indemnify and hold harmless, the present and former directors and officers of AAM and Athene Holding Ltd. (“AHL”) or any of their respective subsidiaries with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, in whole or in part, (i) the fact that such person is or was a director or officer of AAM, AHL or such subsidiary or (ii) the acts or omissions of such person in such person’s capacity as a director, officer, employee or agent of AAM, AHL or such subsidiary or taken at the request of AAM, AHL or such subsidiary, in each case, at, or at any time prior to, the effective time of the Mergers (as defined in the 2022 10-K), as applicable (including any action relating in whole or in part to the transactions contemplated by the Merger Agreement (as defined in the 2022 10-K) or relating to the enforcement of the indemnification provisions in the Merger Agreement), to the fullest extent permitted under applicable law.

Apollo Management Holdings, L.P.

Apollo Management Holdings, L.P. (“AMH”) is a limited partnership organized under the laws of Delaware.

Subject to any terms, conditions or restrictions set forth in the AMH amended and restated limited partnership agreement (the “AMH LPA”), Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The AMH LPA provides for indemnification of AMH’s general partner, including without limitation each former and present director, officer, consultant, advisor, manager, member, employee and stockholder of AMH’s general partner, and each limited partner, including any former limited partner, in its capacity as such, and to the extent such limited partner participates, directly or indirectly, in AMH’s activities, to the fullest extent permitted by law. The right to indemnification granted thereunder is in addition to any rights to which an AMH covered person may otherwise be entitled and inures to the benefit of the successors by operation of law or valid assigns of such AMH covered person.

The AMH LPA provides that AMH shall indemnify an AMH covered person to the fullest extent permitted by law (i) against any losses, claims, damages, liabilities, and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by an AMH covered person or imposed upon an AMH covered person by reason of or in connection with any action taken or omitted by such person arising out of such person’s status as a partner or activities on behalf of AMH, (ii) including in connection with any action, suit, investigation or proceeding before any judicial, administrative, regulatory or legislative body or agency to which AMH may be made a party or otherwise involved or with which AMH shall be threatened by reason of being or having been the general partner or by reason of serving or having served as a director, officer, consultant, advisor, manager, member, partner, employee or stockholder of any enterprise in which AMH or any of its affiliates has or had a financial interest. However, AMH may, but shall not be required, to indemnify a covered person with respect to any matter as to which there has been determined, by final judicial decision from which there is no further right to appeal, that its acts or its failure to act (i) were in bad faith or with criminal intent, or (ii) were of a nature that makes indemnification by the relevant affiliate unavailable.

The AMH LPA provides for advance payment of expenses incurred by an AMH covered person in defending a civil or criminal action, suit, investigation or proceeding in advance of the final disposition of such action, suit, investigation or proceeding, upon receipt of an undertaking by the AMH covered person to repay such payment if there shall be a final adjudication that such AMH covered person is not entitled to indemnification as provided therein. AMH shall be entitled to recover such expenses upon final adjudication that an AMH covered person has not met the applicable standard of conduct. The same standard is a defense against any suit brought by the AMH covered person to enforce a right to indemnification under the AMH LPA.

Reference is made to Item 17 for AMH’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

AMH currently has insurance which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by AMH’s directors or officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of AMH.

Cayman Guarantors

Apollo Principal Holdings I, L.P.; Apollo Principal Holdings II, L.P.; Apollo Principal Holdings III, L.P.; Apollo Principal Holdings IV, L.P.; Apollo Principal Holdings V, L.P.; Apollo Principal Holdings VI, L.P.; Apollo Principal Holdings VII, L.P.; Apollo Principal Holdings VIII, L.P.; Apollo Principal Holdings IX, L.P.; Apollo Principal Holdings X, L.P.; Apollo Principal Holdings XII, L.P; AMH Holdings (Cayman), L.P. (each a “Cayman Guarantor” and together the “Cayman Guarantors”).

Each of the Cayman Guarantors is constituted as a Cayman Islands exempted limited partnership under the Exempted Limited Partnership Act (as amended) (the “ELP Act”). A Cayman Islands exempted limited partnership is constituted by the signing of the relevant partnership agreement and its registration with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. Under Cayman Islands law, any rights or property of every description of the exempted limited partnership, including all choses in action and any right to make capital calls and receive the proceeds thereof that is conveyed to or vested in or held on behalf of any one or more of the general partners or which is conveyed into or vested in the name of the exempted limited partnership shall be held or deemed to be held by the general partner and if more than one then by the general partners jointly, upon trust as an asset of the exempted limited partnership in accordance with the terms of the partnership agreement. Similarly, any debt or obligation incurred by a general partner in the conduct of the business of an exempted limited partnership shall be a debt or obligation of the exempted limited partnership. Registration under the ELP Act entails that the partnership becomes subject to, and the limited partners therein are afforded the limited liability and other benefits of, the ELP Act.

The business of an exempted limited partnership is conducted by its general partner(s) who will be liable for all debts and obligations of the exempted limited partnership to the extent the partnership’s assets are inadequate. As a general matter, a limited partner of an exempted limited partnership will not be liable for the debts and obligations of the exempted limited partnership except (i) as expressed in the partnership agreement or as otherwise agreed, (ii) if such limited partner becomes involved in the conduct of the partnership’s business and holds himself out as a general partner to third parties or (iii) if such limited partner is required pursuant to section 34 of the ELP Act to return a distribution made to it or is released from any outstanding obligation in respect of its commitment where the exempted limited partnership is insolvent and the limited partner has actual knowledge of the insolvency at the time of any such distribution or released obligation.

The ELP Act does not limit the extent to which an exempted limited partnership may provide for indemnification of any partner or other person, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as indemnification against willful default, fraud or the consequences of criminal conduct.

The amended and restated exempted limited partnership agreement of each Cayman Guarantor (the “Cayman Guarantor LPA”) provides for indemnification of its general partner, its tax matters partner, its partnership representative (including, without limitation, for this purpose each former and present director, officer, consultant, advisor, manager, member, employee and stockholder of the general partner, the tax matters partner or the partnership representative) and each limited partner (including any former limited partner) in its capacity as such, and to the extent such limited partner participates, directly or indirectly, in the partnership activities, to the fullest extent permitted by law. The right to indemnification granted thereunder is in addition to any rights to which a covered person may otherwise be entitled and inures to the benefit of the successors by operation of law or valid assigns of such covered person.

Each Cayman Guarantor LPA provides that each Cayman Guarantor shall indemnify its respective covered persons to the fullest extent permitted by law against any losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon a covered person by reason of or in connection with any action taken or omitted by such covered person arising out of the covered person’s status as a partner or its activities on behalf of the applicable Cayman Guarantor, including in connection with any action, suit, investigation or proceeding before any judicial, administrative, regulatory or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been the general partner or by reason of serving or having served as a director, officer, consultant, advisor, manager, member, partner, employee or stockholder of any enterprise in which the applicable Cayman Guarantor or any of its affiliates has or had a financial interest; provided that each Cayman Guarantor may, but shall not be required to, indemnify a covered person with respect to any matter as to which there has been a final adjudication that its acts or its failure to act (i) were in bad faith or with criminal intent, or (ii) were of a nature that makes indemnification by the relevant affiliate unavailable.

Each Cayman Guarantor LPA provides for advance payment by such Cayman Guarantor of expenses incurred by a covered person in defending a civil or criminal action, suit, investigation or proceeding in advance of the final disposition of such, action, suit, investigation or proceeding, upon receipt of an undertaking by the covered person to repay such payment if there shall be a final adjudication that it is not entitled to indemnification as provided therein. Each Cayman Guarantor shall be entitled to recover such expenses upon final adjudication that a covered person has not met the applicable standard of conduct. The same standard is a defense against any suit brought by the covered person to enforce a right to indemnification under each Cayman Guarantor LPA.

We currently maintain insurance which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by covered persons of the Cayman Guarantors in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a covered person of a Cayman Guarantor.

ITEM 16.	EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Tango Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K12B filed on January 3, 2022 (File No. 001-41197)).

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Apollo Global Management, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K12B filed on January 3, 2022 (File No. 001-41197)).

Exhibit Number	Description

4.3	Amended and Restated Bylaws of Apollo Global Management, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K12B filed on January 3, 2022 (File No. 001-41197)).

4.4	Form of Senior Indenture.

4.5	Form of Subordinated Indenture.

4.6*	Form of Depositary Agreement.

4.7*	Form of Depositary Receipt.

4.8*	Form of Warrant Agreement (including warrant certificate).

4.9*	Form of Subscription Rights Agreement (including form of subscription rights certificate).

4.10*	Form of Stock Purchase Contract (including form of stock purchase contract certificate).

4.11*	Form of Stock Purchase Unit Contract (including form of stock purchase unit).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings I, L.P.).

5.3	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings II, L.P.).

5.4	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings III, L.P.).

5.5	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings IV, L.P.).

5.6	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings V, L.P.).

5.7	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings VI, L.P.).

5.8	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings VII, L.P.).

5.9	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings VIII, L.P.).

5.10	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings IX, L.P.).

5.11	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings X, L.P.).

5.12	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings XII, L.P.).

5.13	Opinion of Walkers (Cayman) LLP (for AMH Holdings (Cayman), L.P.).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

23.4	Consent of Walkers (Cayman) LLP (included as part of the Exhibits 5.2, 5.3, 5.4, 5.5, 5.6 , 5.7, 5.8, 5.9, 5.10, 5.11, 5.12 and 5.13 ).

24.1	Powers of Attorney (included in signature pages).

25.1*	Statement of eligibility and qualification on Form T-l with respect to the Company under the Senior Indenture.

25.2*	Statement of eligibility and qualification on Form T-l with respect to the Company under the Subordinated Indenture.

107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (1)(ii), and (1)(iii) of this section do not apply if the registration statement is on Form S–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of April, 2023.

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin Kelly and John J. Suydam, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of April, 2023.

Signature	Title
/s/ Marc Rowan Marc Rowan	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Martin Kelly Martin Kelly	Chief Financial Officer (Principal Financial Officer)

/s/ Louis-Jacques Tanguy Louis-Jacques Tanguy	Chief Accounting Officer (Principal Accounting Officer)

/s/ James Belardi James Belardi	Director Chief Executive Officer of AHL

/s/ Scott Kleinman Scott Kleinman	Director Co-President of AAM

/s/ James Zelter James Zelter	Director Co-President of AAM

/s/ Walter (Jay) Clayton Walter (Jay) Clayton	Non-Executive Chair and Director

/s/ Marc Beilinson Marc Beilinson	Director

/s/ Jessica Bibliowicz Jessica Bibliowicz	Director

/s/ Michael Ducey Michael Ducey	Director

Signature	Title

/s/ Richard Emerson Richard Emerson	Director

/s/ Kerry Murphy Healey Kerry Murphy Healey	Director

/s/ Mitra Hormozi Mitra Hormozi	Director

/s/ Pamela Joyner Pamela Joyner	Director

/s/ A.B. Krongard A.B. Krongard	Director

/s/ Pauline Richards Pauline Richards	Director

/s/ David Simon David Simon	Director

/s/ Lynn Swann Lynn Swann	Director

/s/ Patrick Toomey Patrick Toomey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of April, 2023.

APOLLO ASSET MANAGEMENT, INC.

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin Kelly and John J. Suydam, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of April, 2023.

Signature	Title
/s/ Scott Kleinman Scott Kleinman	Co-President and Director (co-principal executive officer)

/s/ James Zelter James Zelter	Co-President and Director (co-principal executive officer)

/s/ Johannes Worsoe Johannes Worsoe	Chief Financial Officer (principal financial officer)

/s/ Louis-Jacques Tanguy Louis-Jacques Tanguy	Chief Accounting Officer (principal accounting officer)

/s/ Jessica Bibliowicz Jessica Bibliowicz	Director

/s/ Michael Ducey Michael Ducey	Director

/s/ AB Krongard AB Krongard	Director

/s/ Pauline Richards Pauline Richards	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of April, 2023.

APOLLO PRINCIPAL HOLDINGS I, L.P.

By:	APOLLO PRINCIPAL HOLDINGS I GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS II, L.P.

By:	APOLLO PRINCIPAL HOLDINGS II GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS III, L.P.

By:	APOLLO PRINCIPAL HOLDINGS III GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS IV, L.P.

By:	APOLLO PRINCIPAL HOLDINGS IV GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS V, L.P.

By:	APOLLO PRINCIPAL HOLDINGS V GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	APOLLO PRINCIPAL HOLDINGS VI GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS VII, L.P.

By:	APOLLO PRINCIPAL HOLDINGS VII GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS VIII, L.P.

By:	APOLLO PRINCIPAL HOLDINGS VIII GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS IX, L.P.

By:	APOLLO PRINCIPAL HOLDINGS IX GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS X, L.P.

By:	APOLLO PRINCIPAL HOLDINGS X GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS XII, L.P.

By:	APOLLO PRINCIPAL HOLDINGS XII GP, LLC, its general partner

AMH HOLDINGS (CAYMAN), L.P.

By:	AMH HOLDINGS GP, LTD., its general partner

By:	APOLLO MANAGEMENT HOLDINGS GP, LLC, its sole director

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	APOLLO MANAGEMENT HOLDINGS GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm
Title: Vice President and Secretary of each of the above entities

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin Kelly and John J. Suydam, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of April, 2023.

Signature	Title

/s/ Johannes Worsoe Johannes Worsoe	Chief Financial Officer of Apollo Principal Holdings I GP, LLC, general partner of Apollo Principal Holdings I, L.P.
Chief Financial Officer of Apollo Principal Holdings II GP, LLC, general partner of Apollo Principal Holdings II, L.P.
Chief Financial Officer of Apollo Principal Holdings III GP, Ltd., general partner of Apollo Principal Holdings III, L.P.
Chief Financial Officer of Apollo Principal Holdings IV GP, Ltd., general partner of Apollo Principal Holdings IV, L.P.
Chief Financial Officer of Apollo Principal Holdings V GP, LLC, general partner of Apollo Principal Holdings V, L.P.
Chief Financial Officer of Apollo Principal Holdings VI GP, LLC, general partner of Apollo Principal Holdings VI, L.P.
Chief Financial Officer of Apollo Principal Holdings VII GP, Ltd., general partner of Apollo Principal Holdings VII, L.P.
Chief Financial Officer of Apollo Principal Holdings VIII GP, Ltd., general partner of Apollo Principal Holdings VIII, L.P.
Chief Financial Officer of Apollo Principal Holdings IX GP, Ltd., general partner of Apollo Principal Holdings IX, L.P.
Chief Financial Officer of Apollo Principal Holdings X GP, Ltd., general partner of Apollo Principal Holdings X, L.P.

Signature	Title
Chief Financial Officer of Apollo Principal Holdings XII GP, LLC, general partner of Apollo Principal Holdings XII, L.P.
Chief Financial Officer of Apollo Management Holdings GP, LLC, sole director of AMH Holdings GP, Ltd., general partner of AMH Holdings (Cayman), L.P.
Chief Financial Officer of Apollo Management Holdings GP, LLC, general partner of Apollo Management Holdings, L.P.

/s/ Louis-Jacques Tanguy Louis-Jacques Tanguy	Chief Accounting Officer of Apollo Principal Holdings I GP, LLC, general partner of Apollo Principal Holdings I, L.P.
Chief Accounting Officer of Apollo Principal Holdings II GP, LLC, general partner of Apollo Principal Holdings II, L.P.
Chief Accounting Officer of Apollo Principal Holdings III GP, Ltd., general partner of Apollo Principal Holdings III, L.P.
Chief Accounting Officer of Apollo Principal Holdings IV GP, Ltd., general partner of Apollo Principal Holdings IV, L.P.
Chief Accounting Officer of Apollo Principal Holdings V GP, LLC, general partner of Apollo Principal Holdings V, L.P.
Chief Accounting Officer of Apollo Principal Holdings VI GP, LLC, general partner of Apollo Principal Holdings VI, L.P.
Chief Accounting Officer of Apollo Principal Holdings VII GP, Ltd., general partner of Apollo Principal Holdings VII, L.P.
Chief Accounting Officer of Apollo Principal Holdings VIII GP, Ltd., general partner of Apollo Principal Holdings VIII, L.P.
Chief Accounting Officer of Apollo Principal Holdings IX GP, Ltd., general partner of Apollo Principal Holdings IX, L.P.
Chief Accounting Officer of Apollo Principal Holdings X GP, Ltd., general partner of Apollo Principal Holdings X, L.P.
Chief Accounting Officer of Apollo Principal Holdings XII GP, LLC, general partner of Apollo Principal Holdings XII, L.P.

Signature	Title
Chief Accounting Officer of Apollo Management Holdings GP, LLC, sole director of AMH Holdings GP, Ltd., general partner of AMH Holdings (Cayman), L.P.
Chief Accounting Officer of Apollo Management Holdings GP, LLC, general partner of Apollo Management Holdings, L.P.

/s/ Scott Kleinman Scott Kleinman	Manager and co-president of Apollo Principal Holdings I GP, LLC, general partner of Apollo Principal Holdings I, L.P.
Manager and co-president of Apollo Principal Holdings II GP, LLC, general partner of Apollo Principal Holdings II, L.P.
Director and co-president of Apollo Principal Holdings III GP, Ltd., general partner of Apollo Principal Holdings III, L.P.
Director and co-president of Apollo Principal Holdings IV GP, Ltd., general partner of Apollo Principal Holdings IV, L.P.
Manager and co-president of Apollo Principal Holdings V GP, LLC, general partner of Apollo Principal Holdings V, L.P.
Manager and co-president of Apollo Principal Holdings VI GP, LLC, general partner of Apollo Principal Holdings VI, L.P.
Director and co-president of Apollo Principal Holdings VII GP, Ltd., general partner of Apollo Principal Holdings VII, L.P.
Director and co-president of Apollo Principal Holdings VIII GP, Ltd., general partner of Apollo Principal Holdings VIII, L.P.
Director and co-president of Apollo Principal Holdings IX GP, Ltd., general partner of Apollo Principal Holdings IX, L.P.
Director and co-president of Apollo Principal Holdings X GP, Ltd., general partner of Apollo Principal Holdings X, L.P.
Manager and co-president of Apollo Principal Holdings XII GP, LLC, general partner of Apollo Principal Holdings XII, L.P.
Manager and co-president of Apollo Management Holdings GP, LLC, general partner of Apollo Management Holdings, L.P.

/s/ Marc Rowan Marc Rowan	Manager of Apollo Principal Holdings I GP, LLC, general partner of Apollo Principal Holdings I, L.P.
Manager of Apollo Principal Holdings II GP, LLC, general partner of Apollo Principal Holdings II, L.P.

Signature	Title
Director of Apollo Principal Holdings III GP, Ltd., general partner of Apollo Principal Holdings III, L.P.
Director of Apollo Principal Holdings IV GP, Ltd., general partner of Apollo Principal Holdings IV, L.P.
Manager of Apollo Principal Holdings V GP, LLC, general partner of Apollo Principal Holdings V, L.P.
Manager of Apollo Principal Holdings VI GP, LLC, general partner of Apollo Principal Holdings VI, L.P.
Director of Apollo Principal Holdings VII GP, Ltd., general partner of Apollo Principal Holdings VII, L.P.
Director of Apollo Principal Holdings VIII GP, Ltd., general partner of Apollo Principal Holdings VIII, L.P.
Director of Apollo Principal Holdings IX GP, Ltd., general partner of Apollo Principal Holdings IX, L.P.
Director of Apollo Principal Holdings X GP, Ltd., general partner of Apollo Principal Holdings X, L.P.
Manager of Apollo Principal Holdings XII GP, LLC, general partner of Apollo Principal Holdings XII, L.P.
Manager of Apollo Management Holdings GP, LLC, general partner of Apollo Management Holdings, L.P.

/s/ James Zelter James Zelter	Manager and co-president of Apollo Principal Holdings I GP, LLC, general partner of Apollo Principal Holdings I, L.P.
Manager and co-president of Apollo Principal Holdings II GP, LLC, general partner of Apollo Principal Holdings II, L.P.
Director and co-president of Apollo Principal Holdings III GP, Ltd., general partner of Apollo Principal Holdings III, L.P.
Director and co-president of Apollo Principal Holdings IV GP, Ltd., general partner of Apollo Principal Holdings IV, L.P.
Manager and co-president of Apollo Principal Holdings V GP, LLC, general partner of Apollo Principal Holdings V, L.P.
Manager and co-president of Apollo Principal Holdings VI GP, LLC, general partner of Apollo Principal Holdings VI, L.P.
Director and co-president of Apollo Principal Holdings VII GP, Ltd., general partner of Apollo Principal Holdings VII, L.P.
Director and co-president of Apollo Principal Holdings VIII GP, Ltd., general partner of Apollo Principal Holdings VIII, L.P.
Director and co-president of Apollo Principal Holdings IX GP, Ltd., general partner of Apollo Principal Holdings IX, L.P.

Signature	Title
Director and co-president of Apollo Principal Holdings X GP, Ltd., general partner of Apollo Principal Holdings X, L.P.
Manager and co-president of Apollo Principal Holdings XII GP, LLC, general partner of Apollo Principal Holdings XII, L.P.
Manager and co-president of Apollo Management Holdings GP, LLC, general partner of Apollo Management Holdings, L.P.

/s/ Jessica L. Lomm Jessica L. Lomm	Vice President and Secretary of Apollo Management Holdings GP, LLC, sole director of AMH Holdings GP, Ltd, general partner of AMH Holdings (Cayman), L.P.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative of the registrant in the United States of America, has signed this Registration Statement on Form S-3 in the City of New York, State of New York, on the 14th day of April, 2023.

14th day of April, 2023.

APOLLO PRINCIPAL HOLDINGS I, L.P.

By:	APOLLO PRINCIPAL HOLDINGS I GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS II, L.P.

By:	APOLLO PRINCIPAL HOLDINGS II GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS III, L.P.

By:	APOLLO PRINCIPAL HOLDINGS III GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS IV, L.P.

By:	APOLLO PRINCIPAL HOLDINGS IV GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS V, L.P.

By:	APOLLO PRINCIPAL HOLDINGS V GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	APOLLO PRINCIPAL HOLDINGS VI GP, LLC, its general partner

APOLLO PRINCIPAL HOLDINGS VII, L.P.

By:	APOLLO PRINCIPAL HOLDINGS VII GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS VIII, L.P.

By:	APOLLO PRINCIPAL HOLDINGS VIII GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS IX, L.P.

By:	APOLLO PRINCIPAL HOLDINGS IX GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS X, L.P.

By:	APOLLO PRINCIPAL HOLDINGS X GP, LTD., its general partner

APOLLO PRINCIPAL HOLDINGS XII, L.P.

By:	APOLLO PRINCIPAL HOLDINGS XII GP, LLC, its general partner

AMH HOLDINGS (CAYMAN), L.P.

By:	AMH HOLDINGS GP, LTD., its general partner

By:	APOLLO MANAGEMENT HOLDINGS GP, LLC, its sole director

By:	/s/ Jessica L. Lomm
Name: Jessica L. Lomm Title: Vice President and Secretary of each of the above entities